Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES SECOND QUARTER RESULTS

MURRAY HILL, NJ — (July 24, 2014) — C. R. Bard, Inc. (NYSE: BCR) today reported 2014 second quarter financial results. Second quarter 2014 net sales were $827.1 million, an increase of 9 percent over the prior-year period on a reported basis. Excluding the impact of foreign exchange, second quarter 2014 net sales increased 8 percent over the prior-year period.

For the second quarter 2014, net sales in the U.S. were $555.1 million, an increase of 12 percent over the prior-year period. Net sales outside the U.S. were $272.0 million, an increase of 4 percent over the prior-year period on a reported basis. Excluding the impact of foreign exchange, second quarter 2014 net sales outside the U.S. increased 2 percent over the prior-year period.

For the second quarter 2014, net loss was ($119.4 million) and diluted loss per share was ($1.59), reflecting a net charge for estimated costs related to product liability matters. Adjusting for this charge and other items that affect the comparability of results between periods, second quarter 2014 net income was $143.0 million and diluted earnings per share, after adjusting for certain items that affect comparability between periods and excluding amortization of intangibles, was $2.06, an increase of 22 percent and 30 percent, respectively, as compared to second quarter 2013 results.

Timothy M. Ring, chairman and chief executive officer, commented, “Once again we exceeded our expectations for revenue growth this quarter. We continue to believe that executing our investment plan will accelerate the sustainable growth rate of the overall portfolio and put us in a position to provide revenue growth in the mid-to-high single digits with attractive returns for shareholders.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our March 31, 2014 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Operations

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net sales	$827,100	$759,900	$1,626,400	$1,500,200
Costs and expenses
Cost of goods sold	320,700	296,600	630,200	591,900
Marketing, selling and administrative expense	245,200	226,300	482,000	442,700
Research and development expense	85,400	66,100	149,700	125,400
Interest expense	11,300	11,100	22,400	22,500
Other (income) expense, net	257,300	295,700	251,300	326,000

Total costs and expenses	919,900	895,800	1,535,600	1,508,500

(Loss) income from operations before income taxes	(92,800)	(135,900)	90,800	(8,300)

Income tax provision	26,600	25,700	61,800	62,600

Net (loss) income	$(119,400)	$(161,600)	$29,000	$(70,900)

Basic (loss) earnings per share available to common shareholders	$(1.59)	$(2.03)	$0.38	$(0.88)

Diluted (loss) earnings per share available to common shareholders	$(1.59)	$(2.03)	$0.37	$(0.88)

Wt. avg. common shares outstanding - basic	75,100	79,800	76,000	80,600

Wt. avg. common and common equivalent shares outstanding - diluted	75,100	79,800	77,500	80,600

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended June 30,				Six Months Ended June 30,
	2014	2013	Change	Constant Currency	2014	2013	Change	Constant Currency
Vascular	$233,000	$212,200	10%	8%	$452,200	$415,400	9%	8%
Urology	207,100	191,700	8%	8%	408,500	380,500	7%	7%
Oncology	224,700	214,100	5%	5%	443,700	421,200	5%	6%
Surgical Specialties	139,300	120,000	16%	16%	274,500	240,300	14%	14%
Other	23,000	21,900	5%	5%	47,500	42,800	11%	11%

Net sales	$827,100	$759,900	9%		$1,626,400	$1,500,200	8%

Foreign exchange impact		4,000				2,800

Constant Currency	$827,100	$763,900		8%	$1,626,400	$1,503,000		8%

Non-GAAP Reconciliation of (Loss) Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended June 30, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net (Loss) Income	Diluted (Loss) Earnings per Share Available to Common Shareholders(1)
GAAP Basis	$320.7	$245.2	$85.4	$257.3	$26.6	$(119.4)	$(1.59)
Items that affect comparability of results between periods:
Acquisition-related items	(0.9)	(0.3)	(21.2)	(0.1)	0.4	22.1
Litigation charges, net	—	—	—	(262.7)	22.4	240.3

Total	(0.9)	(0.3)	(21.2)	(262.8)	22.8	262.4	3.37

Adjusted Basis	$319.8	$244.9	$64.2	$(5.5)	$49.4	$143.0

Amortization of intangible assets	$26.6				$8.9	$17.7	0.23

Adjusted Earnings						$160.7	$2.06

	Quarter Ended June 30, 2013 (2)
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net (Loss) Income	Diluted (Loss) Earnings per Share Available to Common Shareholders(1)
GAAP Basis	$296.6	$226.3	$66.1	$295.7	$25.7	$(161.6)	$(2.03)
Items that affect comparability of results between periods:
Acquisition-related items	(0.2)	(0.8)	(0.9)	—	0.2	1.7
Asset impairments	(0.6)	—	—	(2.6)	0.2	3.0
Restructuring	—	—	—	1.4	(0.4)	(1.0)
Litigation charges, net	—	—	—	(292.4)	17.3	275.1

Total	(0.8)	(0.8)	(0.9)	(293.6)	17.3	278.8	3.37

Adjusted Basis	$295.8	$225.5	$65.2	$2.1	$43.0	$117.2

Amortization of intangible assets	$21.4				$6.9	$14.5	0.18

Adjusted Earnings						$131.7	$1.59

	Six Months Ended June 30, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$630.2	$482.0	$149.7	$251.3	$61.8	$29.0	$0.37
Items that affect comparability of results between periods:
Acquisition-related items	(1.5)	(0.4)	(21.6)	(2.1)	1.2	24.4
Litigation charges, net	—	—	—	(262.7)	22.4	240.3
Gain on sale of investment	—	—	—	7.1	(2.2)	(4.9)
Tax item	—	—	—	—	10.9	(10.9)

Total	(1.5)	(0.4)	(21.6)	(257.7)	32.3	248.9	3.16

Adjusted Basis	$628.7	$481.6	$128.1	$(6.4)	$94.1	$277.9

Amortization of intangible assets	$53.2				$17.8	$35.4	0.45

Adjusted Earnings						$313.3	$3.98

	Six Months Ended June 30, 2013 (2)
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net (Loss) Income	Diluted (Loss) Earnings per Share Available to Common Shareholders(1)
GAAP Basis	$591.9	$442.7	$125.4	$326.0	$62.6	$(70.9)	$(0.88)
Items that affect comparability of results between periods:
Acquisition-related items	(0.4)	(1.0)	(1.3)	0.1	0.2	2.4
Asset impairments	(2.5)	—	—	(6.4)	1.6	7.3
Restructuring	—	—	—	1.4	(0.4)	(1.0)
Litigation charges, net	—	—	—	(318.2)	18.1	300.1

Total	(2.9)	(1.0)	(1.3)	(323.1)	19.5	308.8	3.70

Adjusted Basis	$589.0	$441.7	$124.1	$2.9	$82.1	$237.9

Amortization of intangible assets	$43.0				$13.9	$29.1	0.35

Adjusted Earnings						$267.0	$3.20

(1)	For the quarter ended June 30, 2014, diluted loss per share on a GAAP basis does not include approximately 1.5 million common share equivalents. For the quarter and six months ended June 30, 2013, diluted loss per share on a GAAP basis does not include approximately 1.3 million common share equivalents. Common share equivalents from share-based compensation plans are not included in each of these periods because their effect would have been antidilutive. As a result, total per share amounts do not add.
(2)	Beginning in 2014, amortization of intangible assets is included as an item that affects comparability of adjusted earnings between periods. Prior year amounts have been conformed to current year presentation.

Notes to Non-GAAP Reconciliation of (Loss) Earnings

•	For the second quarter 2014, the following items affected the comparability of results between periods: (i) charges of $22.5 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; and (ii) charges of $262.7 million pre-tax related to estimated costs for product liability matters, net of recoveries, which includes $4.2 million of litigation-related defense costs in connection with the District Court’s order that the company prepare 200 individual cases for trial (the “WHP Pre-Trial Order”). The net effect of these items increased net loss by $262.4 million, or $3.37 diluted loss per share available to common shareholders. Amortization of intangible assets was $26.6 million pre-tax, which decreased net income on an adjusted basis by $17.7 million, or $0.23 diluted earnings per share available to common shareholders.

•	For the second quarter 2013, the following items affected the comparability of results between periods: (i) charges of $1.9 million pre-tax for acquisition-related items including purchased research and development, transaction costs and purchase accounting adjustments; (ii) a charge of $3.2 million pre-tax related to an asset impairment; (iii) a reversal of $1.4 million pre-tax of restructuring costs; and (iv) charges of $292.4 million pre-tax related to estimated costs for product liability matters, net of recoveries, and other litigation matters. The net effect of these items increased net loss by $278.8 million, or $3.37 diluted loss per share available to common shareholders. Amortization of intangible assets was $21.4 million pre-tax, which decreased net income on an adjusted basis by $14.5 million, or $0.18 diluted earnings per share available to common shareholders.

•	For the six months ended June 30, 2014, the following items affected the comparability of results between periods: (i) charges of $25.6 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $262.7 million pre-tax related to estimated costs for product liability matters, net of recoveries, which includes $4.2 million of litigation-related defense costs in connection with the WHP Pre-Trial Order; (iii) a gain of $7.1 million pre-tax related to the sale of an equity investment; and (iv) a decrease of $10.9 million in the income tax provision associated with the completion of IRS examinations for the tax years 2008 through 2010. The net effect of these items decreased net income by $248.9 million, or $3.16 diluted earnings per share available to common shareholders. Amortization of intangible assets was $53.2 million pre-tax, which decreased net income on an adjusted basis by $35.4 million, or $0.45 diluted earnings per share available to common shareholders.

•	For the six months ended June 30, 2013, the following items affected the comparability of results between periods: (i) charges of $2.6 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $8.9 million pre-tax related to asset impairments; (iii) reversal of $1.4 million pre-tax of restructuring costs; and (iv) charges of $318.2 million pre-tax related to estimated costs for product liability matters, net of recoveries, and other litigation matters. The net effect of these items increased net loss by $308.8 million, or $3.70 diluted loss per share available to common shareholders. Amortization of intangible assets was $43.0 million pre-tax, which decreased net income on an adjusted basis by $29.1 million, or $0.35 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for acquisition-related items and asset impairments; (2) marketing, selling and administrative expense excluding charges for acquisition-related items; (3) research and development expense excluding charges for acquisition-related items; (4) other (income) expense, net, excluding acquisition-related items, litigation charges, net of recoveries, which includes litigation-related defense costs in connection with the WHP Pre-Trial Order, gain on sale of investment, asset impairments, and a reversal of restructuring costs; (5) income tax provision excluding a decrease associated with the completion of IRS examinations and the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above and amortization of intangible assets.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to (Loss) Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
(Loss) Earnings per Share Numerator: GAAP Basis - basic and diluted
Net (loss) income	$(119,400)	$(161,600)	$29,000	$(70,900)
Less: Income allocated to participating securities (1)	—	—	400	—

Net (loss) income available to common shareholders	$(119,400)	$(161,600)	$28,600	$(70,900)

Earnings per Share Numerator: Adjusted Earnings
Net income	$160,700	$131,700	$313,300	$267,000
Less: Income allocated to participating securities (1)	2,700	2,500	5,200	4,900

Net income available to common shareholders	$158,000	$129,200	$308,100	$262,100

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	75,100	79,800	76,000	80,600
Wt. avg. common and common equivalent shares outstanding (2): GAAP Basis - diluted	75,100	79,800	77,500	80,600
Wt. avg. common and common equivalent shares outstanding: Adjusted Basis - diluted	76,600	81,100	77,500	81,900
(Loss) Earnings per Share: GAAP Basis
Basic (loss) earnings per share available to common shareholders	$(1.59)	$(2.03)	$0.38	$(0.88)

Diluted (loss) earnings per share available to common shareholders	$(1.59)	$(2.03)	$0.37	$(0.88)

Earnings per Share: Adjusted Earnings
Diluted earnings per share available to common shareholders	$2.06	$1.59	$3.98	$3.20

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income less income allocated to participating securities.
(2)	For the quarter ended June 30, 2014, diluted loss per share on a GAAP basis does not include approximately 1.5 million common share equivalents. For the quarter and six months ended June 30, 2013, diluted loss per share on a GAAP basis does not include approximately 1.3 million common share equivalents. Common share equivalents from share-based compensation plans are not included in each of these periods because their effect would have been antidilutive.